UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

LIVE EVENT MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172685	27-4387595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

855.986.5669

(Address and telephone number of principal executive offices)

Charlie GPS, Inc.

℅ Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY 10022

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 21, 2012 we entered into and closed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Local Event Media, Inc., our wholly owned Nevada subsidiary, and Gannon Giguiere and Alan Johnson (collectively the “Sellers”) under which the Sellers sold to us assets (the “Assets”) which will enable us to engage in the social media business. The Assets consist of a software platform with millions of lines of code authored in various languages including, but not limited to HTML, Java, Python and SQL. The software platform operates at multiple levels from a back-end, middle-ware and front-end, all which have been compiled into a fully functional web based application. The software has been and will continue to be written locally by various software developers, committed to a storage vault and then compiled into a functional application, which is then served on rented servers or what is currently referred to as a cloud server farm.

In consideration of the purchase of the Assets, we issued an aggregate of 14,582,500 shares of our restricted common stock to the Sellers and their assigns. In conjunction with the closing under the Asset Purchase Agreement (the “Closing”), we closed on the sale of 200,000 shares of our common stock at a price of $0.50 per share or an aggregate of $100,000 pursuant to a private offering in which we are selling a minimum of 200,000 shares of common stock ($100,000) and a maximum of 2,000,000 shares of common stock ($1,000,000).

At the Closing or in anticipation of the Closing, we also took the following actions:

•	We transferred all of our pre-Asset Purchase Agreement assets, excluding the PPO proceeds, and all of our pre-Asset Purchase Agreement liabilities, to a newly formed wholly owned subsidiary, Charlie GPS Split Corp. (“Split-Off Subsidiary”) and in connection therewith transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to our pre-Asset Purchase Agreement principal stockholder in exchange for the surrender and cancellation of 8,000,000 shares of our common stock owned by such stockholder.

•	Effective November 19, 2012 our board of directors and persons holding a majority of our outstanding common stock adopted a Two Million Five Hundred Thousand (2,500,000) share Equity Inventive Plan for future issuances, at the discretion of our board of directors, of awards to officers, key employees, consultants and directors.

•	Effective at Closing, our pre-Asset Purchase Agreement officers and directors resigned, we increased the size of our board of directors to three members, at least one of which shall be independent, with the intent to increase the board to at least five members post-Closing, at least three of which shall be independent and we appointed new executive officers and two directors to fill the vacancies created by the resignations and the increase in the size of the board. In connection therewith we appointed Gannon Giguiere as our Chairman, Chief Executive Officer and Secretary and appointed Alan Johnson as our President and as a Director.

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•	Effective at Closing, we executed 24 month lock-up agreements with all post-Closing officers and directors and all stockholders holding ten percent or more of our common stock.

•	Effective at Closing, we entered into Employment Agreements with Gannon Giguiere and Alan Johnson.

•	Effective at Closing, we entered into Indemnification Agreements with Gannon Giguiere and Alan Johnson under which we agreed to indemnify Messrs. Giguiere and Johnson and to provide for advancement of expenses under certain circumstances to the fullest extent permitted by applicable law.

•	We adopted a Code of Ethics applicable to our principal officers.

Employment Agreements

Effective upon the November 21, 2012 Closing of the Asset Purchase Agreement, we entered into 3 year employment agreements with each of Gannon Giguiere and Alan Johnson under which Mr. Giguiere is serving as our Chief Executive Officer and Secretary and Mr. Johnson is serving as our President. Except for job titles and related responsibilities, the employment agreements are identical in all material respects. The employment agreements will be automatically renewed for successive periods of one year at the end of each term unless we or the employee give the other written notice at least 30 days prior to the end of the term or the applicable renewal term, as the case may be. Messrs. Giguiere and Johnson each receive a base annual salary of $180,000 and are each entitled to receive an annual bonus equal to up to 100% of the base annual salary upon our achieving milestones to be determined by our Board of Directors. Each of Messrs. Giguiere and Johnson were also awarded 100,000 stock options under our 2012 Equity Incentive Plan at Closing, exercisable at the fair market value of our common stock on the date of grant. The employment agreements also provide for paid vacation time, payment of customary health insurance and other benefits and expense reimbursement. The employment agreements also contain non-compete and non-solicitation provisions effective during the employment period and for 18 months thereafter in the case of the non-compete provision and for 6 months thereafter in the case of the non-solicitation provision unless the employee is terminated without cause or the employee terminates the agreement for good reason, in which case the non-compete and severance provisions are of no further force or effect.

In the event the employee is terminated for cause, or resigns without good reason, employee is entitled to receive all compensation, including bonus payments, accrued through the date of termination. In the event the employee is terminated without cause or resigns for good reason, employee is entitled or will be entitled to receive all compensation, including bonus payments, accrued through the date of termination together with all compensation, including bonus payments, earned through the severance period which is defined as a period of 18 months from termination if more than 18 months remain on the term of the employment agreement at the time of termination or as a period of 12 months from termination, if less than 18 months remain on the term of the employment agreement at the time of termination.

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Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report respecting the sale of 200,000 shares of our common stock in a private placement at a price of $0.50 per share or an aggregate of $100,000 is incorporated into this Item 3.02 by reference.

Item 5.01  Changes in Control of Registrant.

The disclosure set forth in Item 1.01 to this Current Report respecting the Closing under the Asset Purchase Agreement is incorporated in this Item 5.01 by reference. Following the Closing under the Asset Purchase Agreement, the issuance of an aggregate of 14,582,500 shares to the sellers thereunder, the issuance of 200,000 shares in the private placement offering and the cancellation of 8,000,000 shares in the split-off transaction, we had 17,182,000 common shares issued and outstanding. The 14,582,500 shares issued pursuant to the Asset Purchase Agreement represent approximately 84.9% of our issue and outstanding shares. Gannon Giguiere and Alan Johnson, sellers under the Asset Purchase Agreement and our new officers and directors, each received 6,715,625 shares, each such share amount representing approximately 39.1% of our outstanding common stock.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this Item 5.02 by reference.

Effective the Closing under the Asset Purchase Agreement on November 21, 2012 Lisa Andoh resigned as our sole executive officer and director and Gannon Giguiere and Alan Johnson were appointed to fill the vacancies created thereby. Mr. Giguiere was appointed as our Chairman, Chief Executive Officer and Secretary and Mr. Johnson was appointment as our President and as a Director.

Gannon Giguiere, age 40, has more than 19 years of managerial, financial and business experience. From January 2011 to the present he has worked for Yet To Know, Inc., a mobile productivity application development company which he founded. From October 2007 to the present he has worked in a senior executive management position for Apex Wellness Group, LLC dba pHion Balance, a neutraceutical company. Mr. Giguiere served as president and chief executive officer for Get Lower, Inc., a consumer mortgage / real estate services lead generation company which he founded from January 2004 through September 2007. There, he grew company revenues from $0 to $6,000,000 in a 24 month period and increased employee levels from 1 to 50 before the company was sold to a strategic partner. From August 2001 through November 2003 he served as senior vice president for Move, Inc., a public company providing home mortgage and real estate services. From September 1997 through July 2001 he served as senior director for Alta Vista Company, and general manager, e-Commerce, for Alta Vista Shopping.com with management responsibilities including responsibility for product marketing and development. From June 1995 through June 1997 he worked for IAR, Inc., in a business development and marketing management capacity. From September 1993 through August 1994 he worked for Morgan Stanley Dean Witter in an analyst capacity. Mr. Giguiere received a degree in Business Administration from the University of Southern California in 1995.

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Alan Johnson, age 39, has more than 15 years of entrepreneurial business experience. From January 2008 through the present he has worked as the director for marketing and branding initiatives at Global Augmentative Communication Innovators, a socially focused company formed to create global awareness for special needs children. From 1998 through September 2007 he worked for Casa Palmera as a federally licensed hospital administrator.  Casa Palmera is an addiction treatment center specializing in eating disorders and pain management. He oversaw all operations which included their technology, search engine optimization, and development of online advertising campaigns.  Since November 2005, Mr. Johnson has served as a Board Member for the Andrei Foundation, a foundation devoted to degenerative eye diseases. He is also a founding member of Generation Conservation, a subsidiary of Conservation International, an organization dedicated to the preservation of a stable climate, fresh water, healthy oceans, and reliable food sources throughout the world. Mr. Johnson graduated from the University of Southern California in 1995 with a degree in Business Administration.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(d)  Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement dated as of November 21, 2012 among Registrant, Local Event Media, Inc., Gannon Giguiere and Alan Johnson
10.2	Employment Agreement dated as of November 21, 2012 between Registrant and Gannon Giguiere
10.3	Employment Agreement dated as of November 21, 2012 between Registrant and Alan Johnson
10.4	Form of Lock-Up Agreement dated as of November 21, 2012
10.5	Form of Indemnification Agreement dated as of November 21, 2012
10.6	Split-Off Agreement dated November 21, 2012 among Registrant, Charlie GPS Split Corp. and Jarnes Khorozian
10.7	General Release Agreement dated November 21, 2012 among Registrant, Charlie GPS Split Corp. and Jarnes Khorozian
14.1	Registrant’s Code of Ethics

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 28, 2012

LIVE EVENT MEDIA, INC.

By:	/s/ Gannon Giguiere
Name: Gannon Giguiere Title: Chief Executive Officer and Secretary